As  filed  with the Securities and Exchange Commission on  August  28, 2001
                          Registration  No.  333-31308
==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------
                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   -----------

                               ELGRANDE.COM, INC.
             (Exact name of registrant as specified in its charter)


               Nevada                                   88-0409024
(State  or  other  jurisdiction              (IRS Employer Identification No.)
 of  incorporation  or  organization)


               Suite 308, 1040 Hamilton Street., Vancouver, B.C.,
                                  V6B2R9 Canada
                    (Address of principal executive offices)

                                   -----------
                             The Elgrande.com, Inc.
                  1998 Directors and Officers Stock Option Plan
                                       And
                             The Elgrande.com, Inc.
                             1999 Stock Option Plan
                            (Full title of the plan)
                                   -----------

                               Michael F. Holloran
                      President and Chief Executive Officer
                               Elgrande.com, Inc.
                         1040 Hamilton Street, Suite 308
                                 Vancouver, B.C.
                                  V6B2R9 Canada
                     (Name and address of agent for service)

                                 (604) 689-0808
          (Telephone number, including area code of Agent for Service)

                                   Copies to:
                               Michael Paige, Esq.
                            Jackson & Campbell, P.C.
                       1120 20th Street, N.W., South Tower
                             Washington, D.C. 20036
                                (202)  457-1600

Explanatory  Note:

The Reoffer Prospectus set forth below and filed as part of this Post-Effective Amendment No. 1 to the Registration Statement has been prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act of 1933, as amended, and in accordance with Section C of the General Instructions to form S-8. The Reoffer Prospectus may be used for re-offerings and resales of common stock by the Selling Stockholders, as identified on page 7 of the Reoffer Prospectus, who are Affiliates of the Registrant (as defined in Rule 501(b) of Regulation D of the Securities Act of 1933). The Selling Stockholders will acquire the shares of common stock upon exercise of options granted to them through the Registrant's 1998 Directors and Officers Stock Option Plan and its 1999 Stock Option Plan.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                                ELGRANDE.COM, INC.

                                REOFFER PROSPECTUS

                        3,117,472 Shares of Common Stock
                           (par value $.001 per share)

                      FOR AFFILIATES OF ELGRANDE.COM, INC.

     Certain of Elgrande.com's shareholders, or their pledgees, are offering for sale from time to time 3,117,472 shares of common stock, par value $0.001 per share, pursuant to this prospectus. See "Selling Stockholders". The Selling Stockholders have acquired these shares upon exercise of options granted to them pursuant to our 1998 Directors and Officers Stock Option Plan and our 1999 Stock Option Plan (we refer to these plans herein collectively as the "Plans"). The registration statement of which this reoffer prospectus forms a part registers for resale an aggregate of 6 million shares of our common stock that are issuable pursuant to the exercise of options granted under the Plans.

     We will pay certain of the legal and other expenses of this offering, estimated to be $2,000. The selling shareholders will bear the cost of any brokerage commissions or discounts or other selling expenses incurred in connection with the sale of their shares. The price and the commissions, if any, paid in connection with any sale may be privately negotiated, may be based on then prevailing market prices, and may vary from transaction to transaction and, as a result, are not currently known.

     Bid and asked prices for our common stock are quoted, and the last sale is reported, on the over-the-counter electronic bulletin board maintained by the National Association of Securities Dealers under the symbol "EGND." On August 17, 2001 the last bid price of the common stock as reported was $0.06. As of August 17, 2001, there were 16,557,620 shares of our common stock outstanding, 4,498,906 shares of common stock issuable upon the exercise of issued and outstanding options and warrants, and approximately 2,150,000 shares of common stock issuable upon conversion of certain debentures at the August 17, 2001 reported price, $129,000 of which debentures are currently outstanding.

     We have not registered the shares for sale by the selling shareholders under the securities laws of any state as of the date of this prospectus. Brokers or dealers effecting transactions in the shares or warrants should confirm the registration of these securities under the securities laws of the states in which transactions occur or the existence of an exemption from registration.

     AN INVESTMENT IN SHARES OF OUR COMMON STOCK INVOLVES SIGNIFICANT RISK. WE URGE YOU TO CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 4, ALONG WITH THE REST OF THIS PROSPECTUS, BEFORE YOU MAKE YOUR INVESTMENT DECISION. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. The date of this prospectus is August 28, 2001

                                     SUMMARY

      You should carefully read this summary together with the more detailed information, including the financial statements and the notes to the financial statements and other information, incorporated herein by reference to this prospectus.

GENERAL

     Elgrande.com, Inc. ("Elgrande", the "Company", "we" or "us") is an e-commerce company that gives both retail and business consumers direct access to manufacturers and distributors through its proprietary ShopEngine software solution. The Company was founded in April of 1998 and, through the Company's destination website Elgrande.com, began selling books, music, and videos on line from its principal supplier/partner, Baker and Taylor Inc., on June 2, 1999.

PRODUCTS  AND  SERVICES

     The  enabling  software  our  e-commerce  strategy  is called ShopEngineTM.
ShopEngineTM is a hosting and network information management system. This ShopEngineTM business model does not require that we buy inventory or move product. As a result, the business model is highly levered due to the benefits of simplified logistics and lower working capital and operating costs per unit of sales.

We  believe  that  ShopEngineTM  is  attractive  to  suppliers  because  it:

- provides one of the most cost effective full e-commerce solutions in the marketplace;
- provides our partners with a unique bundled marketing program to ensure product visibility rivalled by no other company in the marketplace;
-    is  not  product  dependent;
-    is  not  geographically  or  linguistically  limited;
- enables an e-commerce revenue stream that does not impact existing supply channels and associated revenue streams;
-    creates  a  direct  relationship  with  the  end  user;
-    protects  and  enhances  land-based  retail  outlets'  sales;  and
- allows partners to retain full control over their identity, pricing, look of their website, and products.

     Development of the ShopEngineTM application platform began during the summer of 1998 and is ongoing. Currently version 3 of the ShopEngineTM is operational on the Elgrande web site and version 4 is operating in Beta test mode on Elgrande's shopengine.net web site.

TECHNOLOGY  VISION

     We  are developing a dynamic online database of consumer (B2C) and business
(B2B) product and inventory information focused in specific product categories. This database will ultimately comprise product information from thousands of partner suppliers located worldwide. The database is available to buyers through Elgrande's shopengine.net web site. ShopEngineTM provides a fully functional e-commerce platform to Elgrande's partner suppliers enabling them to achieve an e-commerce revenue stream with very little startup cost. The ShopEngineTM platform allows e-commerce buyers to place orders online through the shopengine.net web site. Orders are fulfilled directly from the product supplier, manufacturer or their primary fulfillment network. Suppliers can update their ShopEngineTM product database interactively through a secure Internet connection. This ensures protection of sensitive information as well as up to date product availability status and accurate product order tracking.

By focusing on specific product categories and by hosting partner sites, the products from all partners can be marketed through shopengine.net as a combined or bundled catalogue. With the use of Application Service Provider architecture
(ASP) every time a new web site is added to the ShopEngineTM network, their entire installed base of products adds to the combined weight of products offered through ShopEngineTM. The strategy of bundled marketing significantly increases the exposure of all shopengine.net partners over what could be achieved individually.

The ShopEngineTM system is designed with the flexibility to address multiple languages, currencies and regional distribution points. This architecture provides a platform for expansion that addresses the borderless nature of the Internet.

MARKET

     As part of a multi-pronged strategy aimed at systematically introducing our shopengine.net technology platform to numerous segments of the commercial market, we have initially targeted the worldwide market for handcrafted articles and high value custom artifacts. This multibillion sector is recognized as one of the most pre-eminent target market for shopengine.net based on the industry's highly fragmented nature, limited capacity for focused advertising or market access and historically high profit margins. This category will initially include: furniture, carvings, fabrics, paintings, metal works and jewelry. These items will be sourced from artisans in North America and selected countries in Asia, South America, Africa and the EU. Simultaneous presence within the key global markets will make the ShopEngineTM platform more attractive by virtue of increased access to suppliers and buyers.

     To further increase visibility for ShopEngineTM and the ShopEngineTM partners, starting in mid 2002 we plan to produce multi-media documentaries for broadcast over public broadcast networks. The documentaries will focus on selected artisans and their products in various regions of the world. The documentaries will be educational and will also promote Shopengine.net as the link to the artisans and their products.

EXECUTIVE  OFFICES

     Our offices are located at 1040 Hamilton Street., Suite 308, Vancouver, B.C., Canada V6B2R9, and our telephone number is (604) 689-0808.

              CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

     Some of the statements in this prospectus under the captions Summary and Risk Factors, and elsewhere in this prospectus, are "forward-looking statements." Forward-looking statements include, among other things, statements about the competitiveness of the internet retail industry, our plans and objectives for future operations, the likelihood of our success in developing and expanding our business, and other statements that are not historical facts. The forward-looking statements included herein are based upon a number of assumptions and estimates, which are inherently subject to significant uncertainties, many of which are beyond our control. When used in this
prospectus,   the  words  "anticipate,"   "believe,"   "estimate,"   or  similar
expressions generally identify forward-looking statements. Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These factors include, among other things, the risks set forth in the Risk Factors section.

                                   RISK FACTORS

     An investment in our common stock involves a significant degree of risk. You should not invest in our common stock unless you can afford to lose your entire investment. You should consider carefully the following risk factors and other information in this prospectus before deciding to invest in our common stock.

We have only a limited operating history and have not operated profitably since commencement of operations.

     We were founded in April 1998 and began operating our elgrande.com web site on June 2, 1999. Accordingly, we have had limited operating history on which to base an evaluation of our business and prospects. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets such as online commerce. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks, we must, among other things, maintain and increase our customer base, implement and successfully execute our business and marketing strategy, continue to develop and upgrade our technology and transaction-processing systems, improve our web site, provide superior customer service and order fulfillment, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business, prospects, financial condition and results of operations.

     Our  Future  Revenues  are  Unpredictable.

     As a result of our limited operating history and the emerging nature of the Internet market in which we compete, we are unable to accurately forecast our revenues. Our current and future expense levels are based largely on our investment plans and estimates of future revenues and are to a large extent fixed. Sales and operating results generally depend on the volume of, timing of and ability to fulfill orders received, and competitive conditions, which are difficult to forecast. We may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenues in relation to our planned expenditures would have an immediate adverse effect on our business, prospects, financial condition and results of operations. Further, as a strategic response to changes in the competitive environment, we may from time to time make certain pricing, service or marketing decisions that could have a material adverse effect on our business and financial condition and results of operations

We  may  experience  capacity  constraints.

     A key element of our strategy is to generate a high volume of traffic on, and use of, our web site. Accordingly, the satisfactory performance, reliability and availability of our web site, transaction-processing systems and network infrastructure are critical to our reputation and its ability to attract and retain customers and maintain adequate customer service levels. Our revenues depend on the number of visitors who shop on our web site and the volume of orders it fulfills. Any system interruptions that result in the unavailability of our web site or reduced order fulfillment performance would reduce the volume of goods sold and the attractiveness of our product and service offerings. Any substantial increase in the volume of traffic on our web site or the number of orders placed by customers will require us to expand and upgrade further our technology, transaction-processing systems and network infrastructure. There can be no assurance that we will be able to accurately project the rate or timing of increases, if any, in the use of our web site or timely expand and upgrade our systems and infrastructure to accommodate such increases.

Our  systems  may  fail.

     Our success, in particular our ability to successfully receive and fulfill orders and provide high-quality customer service, largely depends on the efficient and uninterrupted operation of our computer and
communications  hardware  systems.  Substantially   all  of  our  computer   and
communications hardware is located at a single leased facility in Vancouver, British Columbia. Our systems and operations are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, break-ins, earthquake and similar events.

We do not presently have redundant systems or a formal disaster recovery plan and do not carry sufficient business interruption insurance to compensate us for losses that may occur. Despite the implementation of network security measures by us, our servers are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions, delays, loss of data or the inability to accept and fulfill customer orders. The occurrence of any of the foregoing risks could have a material adverse effect on our business, prospects, financial condition and results of operations.

We  depend  on  the  growth  of  Internet  and  online  commerce.

     Our future revenues and any future profits are substantially dependent upon the widespread acceptance and use of the Internet and other online services as an effective medium of business to business and business to consumer commerce. Rapid growth surrounding the Internet, the web and online services is a recent phenomenon. There can be no assurance that acceptance and use will continue to develop or that a sufficiently broad base of consumers will continue to use the Internet and other online services as a medium of commerce. Demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty and there exist few proven services and products. We rely on consumers who have historically used traditional means of commerce to purchase merchandise. For us to be successful, these consumers must accept and utilize novel ways of conducting business and exchanging information.

We  will  have  to  adapt  to  rapid  technological  change.

     To  remain  competitive,   we  must  continue   to  enhance   and   improve
the responsiveness, functionality and features of the Elgrande.com online service. The Internet and the online commerce industry are characterized  by:

-     rapid  technological  change  ;
-     changes  in  user  and  customer  requirements  and  preferences;
-     frequent new product and service introductions embodying new technologies;
-     the  emergence  of  new  industry  standards  and  practices.

These could render our existing web site and proprietary technology and systems obsolete.

     Our success will depend, in part, on our ability to license leading technologies useful in its business, enhance its existing services, develop new services and technology that address the increasingly sophisticated and varied needs of our prospective customers, and respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis. If we are unable to adapt in a timely manner to technical, legal, financial to changing market conditions or customer requirements, our business, prospects, financial condition and results of operations would be materially adversely affected.

We  are  subject  to  online  security  risks.

     A significant barrier to online commerce and communications is the secure transmission of confidential information over public networks. We rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of confidential information, such as customer credit card numbers. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments will not result in a compromise or breach of the algorithms used by us to protect customer transaction data. If any such compromise of our security were to occur, it could have a material adverse effect on our reputation, business, prospects, financial condition and results of operations. A party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. We may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. Concerns over the security of the Internet and other online transactions and the privacy  of  users  may  also  inhibit  the  growth  of the Internet  and  other online services generally, and the web in particular, especially as a means of conducting commercial transactions. To the extent that our activities or those of third-party contractors involve the storage and transmission of proprietary information, such as credit card numbers, security breaches could damage our reputation and expose us to a risk of loss or litigation and possible liability. There can be no assurance that our security measures will prevent security breaches or that failure to prevent such security breaches will not have a material adverse effect on our business, prospects, financial condition and results of operations.

Government  regulation  may  impair  our  profitability and restrict our growth.

     State and federal regulations could limit our ability to achieve profitability and to grow. The growing popularity and use of the Internet has led to increased regulation of communication and commerce over the Internet. The United States and other countries have enacted laws to regulate user privacy, pricing, and the characteristics and quality of Internet products and services. We are unable to predict the impact, if any, that future legislation, legal decisions, or regulations concerning the Internet may have on our business, financial condition, or results of operations.

     We are subject to additional regulation by the Securities and Exchange Commission under its rules regulating broker-dealer practices in connection with transactions in "penny stocks." This type of regulation may reduce the level of trading activity or your ability to sell the common stock. Penny stocks generally are equity securities with a price of less than $5.00 that are not registered on certain national securities exchanges or quoted on the NASDAQ system. The penny stock rules require a broker-dealer, prior to a transaction in a regulated penny stock, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide information concerning his compensation for the penny stock purchase, current prices of the penny stock, and a special written determination that the penny stock is a suitable investment for the purchaser.

                                 USE OF PROCEEDS

     The shares of common stock being offered hereby are for the account of the Selling Stockholders. Accordingly, we will not receive any of the proceeds from the sale of the shares being offered hereby. See "Selling Stockholders".

                              SELLING STOCKHOLDERS

     The shares of common stock to which this Reoffer Prospectus relates may be reoffered and sold from time to time by Selling Stockholders who are Affiliates (as defined in Rule 501(b) of Regulation D of the Securities Act of 1933), or their pledgees. The Selling Stockholders will acquire the share of common stock upon exercise of options granted to them pursuant to the Plans.

     The table below identifies each Selling Stockholder, his or her relationship to us, and the respective numbers of shares of common stock beneficially owned as of August 28, 2001, and the respective numbers of shares covered by this prospectus, for each Selling Stockholder.


                                                     No. of Shs.
                                                     Beneficially
                                                     Owned as of    No. of Shs.
Selling  Stockholder     Relationship                July 27, 2001  To Be Sold
-----------------------  --------------------------  -------------  ------------

Michael  F.  Holloran    Director, President & CEO    1,335,541     1,305,541
Mariusz  Girt            Director,  CTO                 544,431       544,431
Paul  Morford            Director, Secretary            950,000       950,000
Randal Palach             Director                       20,000           -
Mavis  Robinson          VP Investor Relations          376,000       376,000

PLAN  OF  DISTRIBUTION

     The common stock covered by this prospectus may be offered and sold from time to time by the Selling Stockholders, including in one or more of the following transactions:

-     in  the  OTC  Bulletin  Board  Market;
-     in  transactions  other  than  in  the  OTC  Bulletin  Board  Market.
-     in  connection  with  short  sales;
-     by  pledge  to  secure  debts  and  other  obligations;
- in connection with the writing of options, in hedge transactions, and in settlement of other transactions in standardized or over-the-counter options;
-     in  combination  of  any  of  the  above  transactions;  or
- pursuant to Rule 144, assuming the availability of an exemption from registration.

     The Selling Stockholders may sell their shares at market prices prevailing at the time of sale, at prices related to prevailing market prices, at negotiated prices or at fixed prices.

     Broker-dealers that are used to sell shares will either receive discounts or commission from the Selling Stockholders, or will receive commissions from the purchasers from whom they acted as agents.

                          DESCRIPTION OF CAPITAL STOCK

     We have registered our common stock under the Securities Exchange Act of 1934. For further information on us and our common stock, you should refer to our registration statement on Form 10-SB, filed on February 2, 1999, and Amendment No. 1 thereto, filed on April 21, 1999.

                                  LEGAL MATTERS

     Dennis Brovarone, Westminster, CO, has passed on the validity of the shares.

                                     EXPERTS

     The financial statements of Elgrande.com, Inc. as of May 31, 2001 and 2000, and for each of the years in the two year period ended May 31, 2001, incorporated by reference in this prospectus and registration statement have been audited by Williams & Webster, P.S., independent certified public accountants, as set forth in their report thereon and incorporated by reference herein. The financial statements referred to above are incorporated by reference herein and in the registration statement in reliance on the authority of said firm in accounting and auditing.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C. - 450 Fifth Street, N.W., Room 1024, Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public from the SEC's web site at http://www.sec.gov.

                           INCORPORATION BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings that we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.

     1. Our Annual Report on Form 10-KSB for our fiscal year ended May 31, 2001.

     2. Our reports on Form 10-QSB for our fiscal quarters ended August 31, 2000, November 30, 2000, and February 28, 2001.

     3. The description of our common stock set forth in Amendment No. 1 to our registration statement on Form 10-SB, filed with the SEC on April 21, 1999, including any amendments or reports filed for the purpose of updating such description.

     You may request a copy of these filings, at no cost, by writing or telephoning our Secretary at the following address: 1040 Hamilton Street, Suite 308, Vancouver, B.C., Canada V6B2R9, and our telephone number is (604) 689-0808.

     This Reoffer Prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this Reoffer Prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Reoffer Prospectus is accurate as of any date other than the date on the front of this document.


                                       PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

         The following documents previously filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), File No. 000-28195, are hereby incorporated by reference in this Registration Statement:

1. The Company's Annual Report on Form 10-KSB under the Exchange Act, as filed with the Commission on August 21, 2001.

2. The Company's registration statement on Form 10-SB under the Exchange Act, as filed with the Commission on February 2, 1999, together with Amendment No. 1 thereto, filed with the Commission on April 21, 1999, and the description of common stock set forth therein, including any amendments or reports filed for the purpose of updating such description.

         In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

     Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM  4.  DESCRIPTION  OF  SECURITIES

         Not  Applicable.


ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL

         Not  applicable.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

Chapter 78 - Private Corporations of Title 7 of the Nevada Revised Statutes (the "Act") including sections 78.751 and 78.7502, permits, in general, a Nevada corporation to indemnify any person who was or is a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against liability incurred in connection with such proceeding including the estimated expenses of litigating the proceeding to conclusion and the expenses, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his or her conduct was unlawful. The Act permits the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute. The Act provides that the indemnification and advancement of expense provisions contained in the Act shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled.

Article 11 of the Company's By-laws provides that every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person for whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Nevada against all expenses, liability and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED

         Not  Applicable.

ITEM  8.  EXHIBITS

Exhibits
--------
5.1     Opinion  of  Dennis  Brovarone,  Esq.*

23.1    Consent  of  Williams  &  Webster,  P.S.

99.1    1998  Directors  and  Officers  Stock  Option  Plan*

99.2    1999  Stock  Option  Plan*

*  Previously  filed.

ITEM  9.  UNDERTAKINGS

         The  undersigned  Registrant  hereby  undertakes:

         (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's Certificate of Incorporation or By-Laws, by contract, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on August 28, 2001.


                    ELGRANDE.COM,  INC.
                    (Registrant)

                    By:  /s/  Michael  F.  Holloran
                    -------------------------------------------------
                    Title:  President  &  Chief  Executive  Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature                        Titles                          Date
------------------------------   ------------------------------  ---------------

   /s/  Michael  F. Holloran     President, Chief Executive      August 28, 2001
   ------------------------      Officer  and  Director
       Michael  F.  Holloran

   /s/  Mariusz Girt             Chief Technology Officer,       August 28, 2001
   ------------------------      and Director
       Mariusz  Girt

  /s/  Paul  Morford             Secretary and Director          August 28, 2001
   ------------------------
        Paul  Morford

  /s/  Randal  Palach            Director                        August 28, 2001
   ------------------------
        Randal  Palach


















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